Exhibit 99.1

NYSE: MMP

Date:	Feb. 5, 2008

Contact:	Paula Farrell
(918) 574-7650
paula.farrell@magellanlp.com

Magellan Midstream Partners Announces Record Quarterly and Annual Earnings

Expects Another Record Year in 2008

TULSA, Okla. – Magellan Midstream Partners, L.P. (NYSE: MMP) today reported record quarterly and annual results for operating profit, net income, net income per limited partner unit and distributable cash flow.

Fourth-quarter 2007 operating profit of $84.8 million represented a 20% increase compared to $70.4 million for fourth quarter 2006. For the year ended Dec. 31, 2007, operating profit grew 21% to $300.3 million from $249.1 million in the comparable 2006 period.

Net income grew to $72.2 million during fourth quarter 2007, which is a 28% increase over the $56.5 million reported for fourth quarter 2006. For the year ended Dec. 31, 2007, net income grew 26% to $242.8 million from $192.7 million in the corresponding 2006 timeframe.

“Our strong performance in the fourth quarter, combined with a large slate of active and potential growth projects and a very strong balance sheet, sets the stage for another record-breaking year in 2008,” said Don Wellendorf, chief executive officer.

An analysis of variances by segment comparing fourth quarter 2007 to fourth quarter 2006 is provided below based on operating margin, a financial measure that reflects operating profit before affiliate general and administrative (G&A) expense and depreciation and amortization:

Petroleum products pipeline system. Pipeline operating margin was $96.7 million, an increase of $16.3 million and a quarterly record for this segment. Transportation revenues increased between periods primarily due to higher average pipeline tariffs resulting in part from the partnership’s 2007 mid-year tariff increase and higher transportation shipments as recent refinery supply disruptions subsided. The current quarter also improved due to higher fees for leased storage, increased demand for the partnership’s additive and renewable fuels services and higher product margin primarily due to improved fractionation margins.

The 2007 quarter further benefited from more favorable net product overages on its pipeline system, which reduce operating expenses, partially offset by higher power costs associated with higher volumes, higher asset retirements and increased maintenance expense.

Petroleum products terminals. Terminals operating margin was $22.7 million, a decrease of $0.5 million. The current period benefited from increased revenues due to expansion projects at the partnership’s marine terminals, higher marine storage rates and more additive service fees. Operating expenses were higher primarily due to timing of maintenance projects and additional personnel costs.

Ammonia pipeline system. Ammonia operating margin was $1.4 million, an increase of $1.1 million. Revenues increased between periods due to higher average tariff rates, and operating expenses declined due to lower maintenance costs and environmental accruals in fourth quarter 2007.

Higher depreciation and amortization due to recent capital spending were primarily offset by reduced net interest expense in the current quarter due to lower interest rates as a result of the partnership’s pipeline note refinancing during early 2007.

Diluted net income per limited partner unit was 74 cents for fourth quarter 2007, or 16% higher than the 64 cents reported for fourth quarter 2006. Diluted net income per limited partner unit also increased 16% for the full year, growing to $2.60 in 2007 from $2.24 for the corresponding 2006 period.

Distributable cash flow, which represents the amount of cash generated during the period that is available to pay distributions, grew 21% to a record $86.3 million during fourth quarter 2007 from $71.3 million for the corresponding 2006 quarter. Distributable cash flow for the full year grew 16%, increasing to $298.1 million in 2007 from $257.7 million in 2006.

Management expects to extend its seven-year history of cash distribution growth and is targeting distribution growth of 8% to 10% again in 2008. Further, management currently expects 2008 net income per limited partner unit to be $2.70, with a first-quarter 2008 estimate of 55 cents. Guidance specific to 2008 has not been provided previously.

Looking beyond 2008, management also is targeting annual distribution increases in the 8% to 10% range through 2010 based on its current slate of active and potential growth projects.

The partnership continues to project that the large majority of its operating margin in 2008 will be generated by its fee-based operations, with commodity margin accounting for only about 12% of total operating margin based on the continuation of high petroleum prices. As previously noted, management develops distribution growth targets based on the expectation that product-margin related activities will generate 10% or less of the partnership’s annual operating margin beyond 2008.

Management remains focused on expansion opportunities and spent $150.5 million during 2007 on growth projects. Based on the progress of expansion projects already started, management expects to spend $210 million of growth capital during 2008, with an additional $25 million in 2009 and $5 million in 2010 to complete projects underway at this time. These expansion capital estimates include $12 million the partnership spent in Jan. 2008 to acquire a petroleum products terminal already connected to its pipeline system in Bettendorf, Iowa but do not include other potential acquisitions or spending on more than $500 million of potential growth projects in earlier stages of development.

An analyst call with management regarding fourth-quarter earnings and 2008 outlook is scheduled today at 1:30 p.m. Eastern. To participate, dial (888) 801-6506 and provide code 1583456. Investors also may listen to the call via the partnership’s web site at http://www.magellanlp.com/webcasts.asp.

Audio replays of the conference call will be available from 4:30 p.m. Eastern today through midnight on Feb. 11. To access the replay, dial (888) 203-1112 and provide code 1583456. The replay also will be available at http://www.magellanlp.com.

Management believes that investors benefit from having access to the same financial measures utilized by the partnership. As a result, this news release and supporting schedules include the non-generally accepted accounting principles measures of operating margin and distributable cash flow, which are important performance measures used by management to evaluate the economic success of the partnership’s operations. Operating margin reflects operating profit before G&A expense and depreciation and amortization, and distributable cash flow is an indicator of the cash available to pay distributions. Reconciliations of operating margin to operating profit and distributable cash flow to net income accompany this news release.

About Magellan Midstream Partners, L.P.

Magellan Midstream Partners, L.P. (NYSE: MMP) is a publicly traded partnership formed to own, operate and acquire a diversified portfolio of energy assets. The partnership primarily transports, stores and distributes refined petroleum products. More information is available at http://www.magellanlp.com.

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Portions of this document constitute forward-looking statements as defined by federal law. Although management believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Among the key risk factors that may have a direct impact on the partnership’s results of operations and financial condition are: (1) its ability to identify growth projects or to complete identified projects on time and at projected costs; (2) price fluctuations for natural gas liquids and refined petroleum products; (3) overall demand for natural gas liquids, refined petroleum products, natural gas, oil and ammonia in the United States; (4) changes in the partnership’s tariff rates implemented by the Federal Energy Regulatory Commission, the United States Surface Transportation Board and state regulatory agencies; (5) shut-downs or cutbacks at major refineries, petrochemical plants, ammonia production facilities or other businesses that use or supply the partnership’s services; (6) changes in the throughput or interruption in service on petroleum products pipelines owned and operated by third parties and connected to the partnership’s petroleum products terminals or petroleum products pipeline system; (7) the occurrence of an operational hazard or unforeseen interruption for which the partnership is not adequately insured; (8) the treatment of the partnership as a corporation for federal or state income tax purposes or if the partnership becomes subject to significant forms of other taxation; and (9) an increase in the competition the partnership’s operations encounter. Additional information about issues that could lead to material changes in performance is contained in the partnership’s filings with the Securities and Exchange Commission. The partnership undertakes no obligation to revise its forward-looking statements to reflect events or circumstances occurring after today’s date.

MAGELLAN MIDSTREAM PARTNERS, L.P.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per unit amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2007	2006	2007
Transportation and terminals revenues	$144,853	$160,132	$558,301	$607,845
Product sales revenues	171,105	215,712	664,569	709,564
Affiliate management fee revenue	172	178	690	712

Total revenues	316,130	376,022	1,223,560	1,318,121
Costs and expenses:
Operating	65,045	66,157	244,526	251,601
Product purchases	147,148	189,415	605,341	633,909
Depreciation and amortization	15,113	16,743	60,852	63,792
Affiliate general and administrative	19,306	19,942	67,112	72,587

Total costs and expenses	246,612	292,257	977,831	1,021,889
Equity earnings	845	1,067	3,324	4,027

Operating profit	70,363	84,832	249,053	300,259
Interest expense	14,362	13,627	57,478	57,264
Interest income	(368)	(318)	(2,097)	(1,767)
Interest capitalized	(1,025)	(1,259)	(2,371)	(4,452)
Debt placement fee amortization	647	171	2,681	2,144
Debt prepayment premium	—	—	—	1,984
Other expense	295	—	634	728

Income before provision for income taxes	56,452	72,611	192,728	244,358
Provision for income taxes	—	419	—	1,568

Net income	$56,452	$72,192	$192,728	$242,790

Allocation of net income:
Limited partners’ interest	$42,718	$49,640	$148,881	$173,330
General partner’s interest	13,734	22,552	43,847	69,460

Net income	$56,452	$72,192	$192,728	$242,790

Basic net income per limited partner unit	$0.64	$0.75	$2.24	$2.60

Weighted average number of limited partner units outstanding used for basic net income per unit calculation	66,361	66,550	66,361	66,547

Diluted net income per limited partner unit	$0.64	$0.74	$2.24	$2.60

Weighted average number of limited partner units outstanding used for diluted net income per unit calculation	66,838	67,150	66,613	66,700

MAGELLAN MIDSTREAM PARTNERS, L.P.

OPERATING STATISTICS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2007	2006	2007
Petroleum products pipeline system:
Transportation revenue per barrel shipped	$1.082	$1.129	$1.060	$1.147

Volume shipped (million barrels)	77.5	80.4	309.6	307.2

Petroleum products terminals:
Marine terminal average storage utilized (million barrels per month)	21.5	22.3	20.9	21.8

Inland terminal throughput (million barrels)	29.0	28.9	110.1	117.3

Ammonia pipeline system:
Volume shipped (thousand tons)	189	183	726	716

MAGELLAN MIDSTREAM PARTNERS, L.P.

OPERATING MARGIN RECONCILIATION TO OPERATING PROFIT

(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2007	2006	2007
Petroleum products pipeline system:
Transportation and terminals revenues	$107,422	$119,214	$419,263	$459,772
Less: Operating expenses	49,488	47,738	189,684	179,426

Transportation and terminals margin	57,934	71,476	229,579	280,346

Product sales revenues	166,196	211,626	649,172	692,355
Less: Product purchases	144,762	187,646	598,575	626,194

Product margin	21,434	23,980	50,597	66,161
Add: Affiliate management fee revenue	172	178	690	712
Equity earnings	845	1,067	3,324	4,027

Operating margin	$80,385	$96,701	$284,190	$351,246

Petroleum products terminals:
Transportation and terminals revenues	$33,448	$36,144	$125,962	$132,693
Less: Operating expenses	12,632	15,674	47,376	56,301

Transportation and terminals margin	20,816	20,470	78,586	76,392

Product sales revenues	4,909	4,086	15,397	17,209
Less: Product purchases	2,514	1,898	7,280	8,233

Product margin	2,395	2,188	8,117	8,976

Operating margin	$23,211	$22,658	$86,703	$85,368

Ammonia pipeline system:
Transportation and terminals revenues	$4,807	$5,202	$16,473	$18,287
Less: Operating expenses	4,536	3,825	13,932	21,295

Operating margin (loss)	$271	$1,377	$2,541	$(3,008)

Segment operating margin	$103,867	$120,736	$373,434	$433,606
Add: Allocated corporate depreciation costs	915	781	3,583	3,032

Total operating margin	104,782	121,517	377,017	436,638
Less: Depreciation and amortization	15,113	16,743	60,852	63,792
Affiliate general and administrative	19,306	19,942	67,112	72,587

Total operating profit	$70,363	$84,832	$249,053	$300,259

Note: Amounts may not sum to figures shown on the consolidated statement of income due to intersegment eliminations and allocated corporate depreciation costs.

MAGELLAN MIDSTREAM PARTNERS, L.P.

ALLOCATION OF NET INCOME

(In thousands, unless otherwise noted)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2007	2006	2007
Net income	$56,452	$72,192	$192,728	$242,790
Direct charges to the general partner:
Reimbursable general and administrative costs (a)	3,731	2,442	4,665	6,191
Previously indemnified environmental charges	606	669	8,987	4,426

Total direct charges to general partner	4,337	3,111	13,652	10,617

Income before direct charges to general partner	60,789	75,303	206,380	253,407
General partner’s share of income(b)	29.73%	34.08%	27.86%	31.60%

General partner’s allocated share of net income before direct charges	18,071	25,663	57,499	80,077
Direct charges to general partner	4,337	3,111	13,652	10,617

Net income allocated to general partner	$13,734	$22,552	$43,847	$69,460

Net income	$56,452	$72,192	$192,728	$242,790
Less: net income allocated to general partner	13,734	22,552	43,847	69,460

Net income allocated to limited partners	$42,718	$49,640	$148,881	$173,330

(a)

Reimbursable general and administrative costs include non-cash expenses related to payments made by MGG Midstream Holdings, L.P., an affiliate indirectly owning a portion of the partnership’s general partner, of $0.8 million and $2.1 million for the three and twelve months ended December 31, 2007, respectively, and $3.0 million for the three and twelve months ended December 31, 2006. These items did not impact cash available for the partnership to pay cash distributions.

(b)

For periods when the distributions the partnership pays exceed its net income, the general partner’s percentage share of income is its proportion of cash distributions paid for the period. For periods when net income exceeds the cash distributions the partnership pays, the general partner’s percentage share of income is its proportion of theoretical cash distributions that equal net income (before direct charges to general partner). The partnership’s net income for the three months ended December 31, 2006 and 2007 exceeded the distributions the partnership paid or will pay for those periods; therefore, the general partner’s share of income was allocated based on a theoretical cash distribution of $0.6469 and $0.7437 per limited partner unit, respectively. The general partner’s share of distributions for the twelve months ended December 31, 2006 was equal to its share of actual first and third quarter 2006 distributions plus its share of theoretical distributions for the second and fourth quarters of 2006. During 2007, the general partner’s share of distributions for the twelve months ended December 31, 2007 was equal to its share of actual distributions paid for the first quarter and pro forma distributions for the second, third and fourth quarters assuming that all of the earnings for those periods had been distributed.

MAGELLAN MIDSTREAM PARTNERS, L.P.

DISTRIBUTABLE CASH FLOW

(Unaudited, in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2007	2006	2007
Net income	$56.4	$72.2	$192.7	$242.8
Add: Depreciation and amortization (a)	15.7	16.9	63.5	65.9
Equity-based incentive compensation (b)	2.6	3.4	10.8	6.2
Direct charges to general partner	4.4	3.1	13.7	10.6
Asset retirements and impairments	1.9	2.5	7.9	8.3
Less: Maintenance capital (net of indemnified spending)	8.7	10.3	26.2	31.2
Other	1.0	1.5	4.7	4.5

Distributable cash flow (c)	$71.3	$86.3	$257.7	$298.1

(a)	Depreciation and amortization includes debt placement fee amortization.
(b)

During first quarter 2007, the partnership paid tax withholdings of $4.3 million on equity-based incentive compensation units that vested on December 31, 2006. At the time the tax withholdings were paid, management assumed the partnership would reimburse itself for these costs from its next equity offering; however, management has subsequently determined that it would be in the partnership’s best interest to finance these tax withholding amounts through other methods. Therefore, the equity-based incentive compensation expense adjustment and distributable cash flow for the twelve months ended December 31, 2007 have been reduced by $4.3 million.

(c)

Distributable cash flow does not include fluctuations related to working capital or spending for which the partnership has received, or expects to receive, reimbursement through third party indemnifications. Related to its indemnification settlement, the partnership has collected the entire amount due of $117.5 million. Through December 31, 2007, the partnership has either paid or accrued liabilities totaling $88.4 million that are covered by this indemnification settlement.